UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 24, 2018

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure required by this item is included in Item 7.01 under the heading “Executive Stock Ownership Policy” and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 24, 2018, the Board of Directors (the “Board”) of Unitil Corporation (the “Company”) adopted four corporate governance policies and added them to the Company’s Corporate Governance Guidelines and Policies of the Board of Directors.

1. Executive Compensation Recovery Policy.

Under the Executive Compensation Recovery Policy, if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Company is entitled to recover any excess performance-based compensation received by any current or former executive officers during the three-year period immediately preceding the date on which the Company is required to prepare an accounting restatement. To the extent allowed by applicable law and the listing standards of the New York Stock Exchange, the Company may seek to recover any such excess performance-based compensation at the direction of the Compensation Committee of the Board after consideration of the costs and benefits of doing so, and as approved by the Board.

The Executive Compensation Recovery Policy does not apply to restatements that the Board determines are required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard or caused by the Company’s decision to change its accounting practice as permitted by applicable law.

2. Executive Stock Ownership Policy.

Under the Executive Stock Ownership Policy, each named executive officer of the Company is required to own shares of the Company’s common stock having a value equal to a multiple of such named executive officer’s base salary as follows:

Chairman, President and CEO	4X
Chief Financial Officer	3X
All Other Named Executive Officers	2X

The Company’s current named executive officers will have until January 1, 2022 to obtain the required shares of stock. Any newly appointed named executive officer will have four years from the date of appointment to obtain the required shares of stock. The required value will be recalculated annually on January 1.

3. Hedging and/or Pledging of Company Stock Prohibition.

Under the Hedging and/or Pledging of Company Stock Prohibition, each member of the Board and each executive officer of the Company is prohibited from (i) engaging in short sales or hedging transactions with respect to the Company’s common stock and (ii) pledging the Company’s common stock in order to secure personal loans or other obligations.

4. Stock Holding Requirement.

Under the Stock Holding Requirement, each member of the Board and each named executive officer of the Company is required to hold all forms of equity received from the Company until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this requirement in the event of financial hardship or other extraordinary circumstance.

The foregoing summary of the policies does not purport to be complete and is qualified in its entirety by reference to the policies themselves, which are included in the Corporate Governance Guidelines. The Corporate Governance Guidelines are available in the Investor Relations section of the Company’s website, www.unitil.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: October 31, 2018